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                                                                   Exhibit (d.1)

                          INVESTMENT ADVISORY AGREEMENT
                          -----------------------------

         INVESTMENT ADVISORY AGREEMENT, dated June 16, 2010, between iShares MSCI Russia Capped Index Fund, Inc. (the "Company") a corporation organized under the laws of the State of Maryland, and BlackRock Fund Advisors a corporation organized under the laws of the State of California (the "Adviser").

         WHEREAS, the Adviser is engaged in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

         WHEREAS, the Company is an investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Company is authorized to issue shares of common stock in separate series with each such series representing interests in a separate portfolio of securities and other assets;

         WHEREAS, the Company offers shares representing interests in each of the separate series listed on Schedule A attached hereto (each, a "Fund" and collectively, the "Funds");

         WHEREAS, the Company desires to appoint the Adviser to serve as the investment adviser with respect to each of the Funds;

         WHEREAS, the Company may, from time to time, offer shares representing interests in one or more additional series (each, an "Additional Fund" and collectively, the "Additional Funds");

         WHEREAS, the Company may desire to appoint the Adviser as the investment adviser with respect to one or more of the "Additional Funds" (each such Additional Fund when added to Schedule A hereto being referred to herein individually as a "Fund " and included in the term, the "Funds");

         WHEREAS, the Adviser is willing to provide management and investment advisory services to the Funds on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set out in this Agreement, the Company and the Adviser agree as follows:

         1.       Investment Description; Appointment

         (a) Investment Description. Each Fund will invest and reinvest its assets in accordance with the investment objective(s), policies and limitations specified in the prospectus (the "Prospectus") relating to such Fund filed with the Securities and Exchange Commission (the "SEC") as part of the Fund's Registration Statement on Form N-1A, as it may be periodically amended or supplemented and in accordance with exemptive orders and no-action letters issued to the Company by the SEC and its staff.

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         (b)      Appointment of Adviser. The Company, on behalf of each Fund, hereby employs the Adviser to act as the manager and investment adviser of each Fund and to furnish, or arrange for its affiliates or other subadvisers to furnish, the management and investment advisory services described below, subject to the policies of, review by and overall control of the Board of Directors of the Company (the "Board" or the "Directors"), for the period and on the terms and conditions set forth in this Agreement. The Adviser hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations set out in this Agreement for the compensation provided for herein. The Adviser and its affiliates for all purposes herein shall be deemed to be independent contractors and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Funds in any way or otherwise be deemed agents of the Funds.

         2.       Duties of the Adviser

         (a) Management and Administrative Services. The Adviser shall perform, or arrange for the performance of, the management and administrative services necessary for the operation of each Fund, including administering shareholder accounts and handling shareholder relations. The Adviser shall provide the Funds with office space, facilities, equipment and necessary personnel and such other services as the Adviser, subject to review by the Board, from time to time shall determine to be necessary or useful to perform its obligations under this Agreement. The Adviser, also on behalf of the Funds, shall conduct relations with custodians, depositories, transfer agents, pricing agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Adviser generally shall monitor each Fund's compliance with investment policies and restrictions as set forth in filings made by the Fund under the federal securities laws. The Adviser shall make reports to the Board of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Funds as it shall determine to be desirable.

         (b) Investment Advisory Services. Subject to the supervision, direction and approval of the Board, the Adviser will conduct, or cause to be conducted, a continual program of investment, evaluation, sale, and reinvestment of each Fund's assets. Subject to paragraph (c) below, the Adviser is authorized, in its sole discretion, to: (i) obtain and evaluate pertinent economic, financial, and other information affecting each Fund and its investment assets as such information relates to securities or other financial instruments that are purchased for or considered for purchase by the Funds; (ii) make investment decisions for the Funds; (iii) place purchase and sale orders for portfolio transactions on behalf of the Funds and manage otherwise uninvested cash assets of the Funds; (iv) arrange for the pricing of Fund securities; (v) execute account documentation, agreements, contracts and other documents as may be requested by brokers, dealers, counterparties and other persons in connection with the Adviser's management of the assets of the Funds (in such respect, and only for this limited purpose, the Adviser will act as the Funds' agent and attorney-in-fact); (vi) employ professional portfolio managers and securities analysts who provide research and other services to the Funds; and (vii) make decisions with respect to the use by the Funds of borrowing for leverage or other investment purposes as consistent with the Fund's investment objective(s) and policies. The Adviser will in

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general take such action as is appropriate to effectively manage each Fund's investment practices.

         In addition:

         (1) The Adviser will maintain and preserve the records specified in Section 17 of this Agreement and any other records related to each Fund's transactions as are required under any applicable state or federal securities law or regulation, including: the 1940 Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Advisers Act.

         (2) The Adviser will comply with procedures of the Board ("Board Procedures") provided to the Adviser by the Company. The Adviser will notify the Company as soon as reasonably practicable upon detection of any material breach of such Board Procedures with respect to any Fund.

         (3) The Adviser will maintain a written code of ethics (the "Code of Ethics") that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act ("Rule 17j-1"), a copy of which will be provided to the Company, and will institute procedures reasonably necessary to prevent any "Access Person" (as defined in Rule 17j-1) from violating its Code of Ethics. The Adviser will follow such Code of Ethics in performing its services under this Agreement. Further, the Adviser represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Adviser and its employees, a copy of which it will provide to the Company upon any reasonable request. The Adviser shall ensure that its employees will comply in all material respects with the provisions of
Section 16 of the Exchange Act, and to cooperate reasonably with the Company for purposes of filing any required reports with the SEC or such other regulator having appropriate jurisdiction.

         (4) The Adviser will manage, or cause to be managed, the investment and reinvestment of the assets of each Fund in a manner consistent with each Fund's investment objectives and policies as stated in its Prospectus. The Adviser also will manage, or cause to be managed, the investments of each Fund in a manner consistent with any and all applicable investment restrictions (including diversification requirements, if applicable) contained in the 1940 Act and the rules and regulations under the 1940 Act, any exemptive orders issued by the SEC applicable to the Funds or any SEC staff no-action letter applicable to the Funds, and any applicable state securities law or regulation. The Company will provide the Adviser with copies of any such SEC exemptive orders or SEC staff no-action letters. The Adviser shall perform quarterly and annual tax compliance tests with respect to each Funds' compliance with the diversification requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code"), if applicable, and promptly furnish reports of such tests to any Subadviser (as defined below) after each quarter end to ensure that each Fund is in compliance with the Code, if applicable. The Adviser agrees to perform its duties hereunder in complete compliance with the Funds' policies and procedures adopted pursuant to Rule 38a-1 of the 1940 Act, and the Adviser's duties and obligations of Rule 206(4)-7 under the Advisers Act, including providing the Chief Compliance Officer of the Company and/or the Board with such information, reports and certifications as they may reasonably request.

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         (c)      Subadvisers. In carrying out its responsibilities hereunder, the Adviser may, in its sole discretion to the extent permitted by applicable law, any exemptive orders issued by the SEC applicable to the Funds or any SEC staff no-action letter applicable to the Funds, employ, retain or otherwise avail itself of the services of other persons or entities (a "Subadviser") at the Adviser's own cost and expense, including without limitation, affiliates of the Adviser, on such terms as the Adviser shall determine to be necessary, desirable or appropriate. Retention of one or more Subadvisers, or the employment or retention of other persons or entities to perform services, shall in no way reduce the responsibilities or obligations of the Adviser under this Agreement and the Adviser shall be responsible for all acts and omissions of such Subadvisers, or other persons or entities, in connection with the performance of the Adviser's duties hereunder unless otherwise agreed by the parties.

         3.       Information and Reports

         (a) The Adviser will keep the Company informed of developments relating to its duties as investment adviser of which the Adviser has, or should have, knowledge that would materially affect the Funds. In this regard, the Adviser will provide the Company and its officers with such periodic reports concerning the obligations the Adviser has assumed under this Agreement as the Company may from time to time reasonably request. Additionally, upon the request of the Board, prior to each Board meeting, the Adviser will provide the Board, or cause any Subadviser to provide the Board, with reports regarding the management of the Funds during the most recently completed quarter, including certifications that each Fund is in compliance with its respective investment objectives and practices, the 1940 Act and applicable rules and regulations thereunder, and the requirements of Subchapter M of the Code, if applicable, and other information in such form as may be mutually agreed upon by the Adviser and the Company. The Adviser also will certify quarterly to the Company that it and its Advisory Persons have complied materially with the requirements of Rule 17j-1 during the previous quarter or, if not, explain what the Adviser has done to seek to ensure such compliance in the future. Annually, the Adviser will furnish a written report, which complies with the requirements of Rule 17j-1 and Rule 38a-1, concerning the Adviser's Code of Ethics and compliance program, respectively, to the Company. Upon written request of the Fund with respect to violations of the Code of Ethics directly affecting any Fund, the Adviser will permit representatives of the Company to examine reports (or summaries of the reports) required to be made by Rule 17j-1(d)(1) relating to enforcement of the Code of Ethics.

         (b) The Adviser will provide the Company with any information reasonably requested regarding its management of the Funds required for any shareholder report, amended registration statement, or prospectus supplement to be filed by the Company with the SEC. The Adviser will promptly inform the Company if any information in a Fund's Prospectus or Statement of Additional Information, as amended from time to time ("SAI"), to the Adviser's knowledge is (or will become) inaccurate or incomplete.

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         4.       Standard of Care

         The Adviser will exercise its best judgment and will act in good faith and use reasonable care and in a manner consistent with applicable federal and state laws and regulations in rendering the services it agrees to provide under this Agreement.

         5.       Adviser's Duties Regarding Fund Transactions

         (a) Placement of Orders. The Adviser will take, or cause to be taken, all actions that it considers necessary to implement the investment policies of the Funds, and, in particular, to place all orders for the purchase or sale of securities or other investments for the Funds with brokers or dealers that the Adviser, in its sole discretion, selects. To that end, the Adviser is authorized as the Funds' agent to give instructions to the Funds' custodian as to deliveries of securities or other investments and payments of cash for the Funds' account. In connection with the selection of brokers or dealers and the placement of purchase and sale orders, the Adviser is subject to the supervision of the Board and is directed at all times to seek to obtain best execution and price within the policy guidelines determined by the Board and set out in each Fund's current Prospectus or SAI, subject to provisions (b), (c) and (d) of this
Section 5.

         (b) Selection of Brokers and Dealers. To the extent permitted by the policy guidelines set out in each Fund's current Prospectus or SAI, in connection with the selection of brokers and dealers to execute portfolio transactions, in seeking the best overall terms available, the Adviser is authorized to consider not only the available prices and rates of brokerage commissions, but also other relevant factors, which may include, without limitation: the execution capabilities of the brokers and dealers; the research, custody, and other services provided by the brokers and dealers that the Adviser believes will enhance its general portfolio management capabilities; the size of the transaction; the difficulty of execution; the operational facilities of these brokers and dealers; the risk to a broker or dealer of positioning a block of securities; and the overall quality of brokerage and research services provided by the brokers and dealers. In connection with the foregoing, the Adviser is specifically authorized to pay those brokers and dealers who provide brokerage and research services to the Company a higher commission than that charged by other brokers and dealers if the Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided. The Company acknowledges that any such research may be useful in connection with other accounts managed by the Adviser. The execution of such transactions will not be considered to represent an unlawful breach of any duty created by this Agreement or otherwise.

         (c) Soft Dollar Arrangements. On an ongoing basis, but not less often than annually, the Adviser will identify and provide a written description to the Board of all "soft dollar" arrangements that the Adviser maintains with respect to the Funds or with brokers or dealers that execute transactions for the Funds, if any, and of all research and other services provided to the Adviser by a broker or dealer (whether prepared by such broker or dealer or by a third party), if any, as a result, in whole or in part, of the direction of Fund transactions to the broker or dealer.

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         (d)      Aggregated Transactions. On occasions when the Adviser deems the purchase or sale of a security or other financial instrument to be in the best interest of a Fund, as well as other clients, the Adviser is authorized, but not required, to aggregate purchase and sale orders for securities or other financial instruments held (or to be held) by that Fund with similar orders being made on the same day for other client accounts or portfolios that the Adviser manages. When an order is so aggregated, the Adviser may allocate the recommendations or transactions among all accounts and portfolios for whom the recommendation is made or transaction is effected on a basis that the Adviser reasonably considers equitable and consistent with its fiduciary obligations to the Fund and its other clients. The Adviser and the Funds recognize that in some cases this procedure may adversely affect the size of the position obtainable for a Fund.

         6.       Compensation

         (a) For the services to be provided by the Adviser hereunder with respect to each Fund, the Company shall pay to the Adviser an annual investment advisory fee equal to the amount set forth on Schedule A attached hereto of the average daily value of each Fund's net assets. Schedule A shall be amended from time to time to reflect the addition and/or termination of any Fund as a Fund hereunder and to reflect any change in the advisory fees payable with respect thereto. All fees payable hereunder shall be accrued daily and paid periodically on a Schedule approved by the Board, but no less frequently than quarterly.

         In case of commencement or termination of this Agreement with respect to any Fund during any calendar month, the fee with respect to such Fund for that month shall be reduced proportionately based upon the number of calendar days during which it is in effect, and the fee shall be computed upon the average daily net assets of such Fund for the days during which it is in effect.

         (b) For the purpose of determining fees payable to the Adviser, the value of a Fund's net assets will be computed at the times and in the manner specified in the Fund's current Prospectus or SAI, and on days on which the net assets are not so determined, the net asset value computation to be used will be as determined on the immediately preceding day on which the net assets were determined.

         7.       Expenses

         (a) The Adviser. Except as otherwise provided in Section 7(b) of this Agreement, the Adviser agrees to pay all expenses incurred by the Company.

         (b) The Funds. The Company, on behalf of each Fund, on a Fund-by-Fund basis out of the assets of the particular Fund for which an expense relates, agrees to pay all of the following expenses incurred by such Fund (i) interest and taxes (including, but not limited to, income, excise, transfer and withholding taxes); (ii) expenses of the Fund incurred with respect to the acquisition and disposition of portfolio securities and the execution of portfolio transactions, including brokerage commissions; (iii) expenses incurred in connection with any distribution plan adopted by the Company in compliance with Rule 12b-1 under the 1940 Act, including distribution fees; (iv) the advisory fee payable to the Adviser hereunder; and

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(v) litigation expenses and any extraordinary expenses (in each case as determined by a majority of the Directors who are not "interested persons" (as defined in the 1940 Act)).

         8.       Services to Other Companies or Accounts

         The Company understands that the Adviser and its affiliates now act, will continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, and as an investment manager or adviser to other investment companies, including any offshore entities or private accounts. The Funds have no objection to the Adviser and its affiliates so acting. The Funds recognize that in some cases this procedure may adversely affect the size of the position obtainable for the Funds and understand that the persons employed by the Adviser to assist in the performance of the Adviser's duties under this Agreement may not devote their full time to such service, and that nothing contained in this Agreement will be deemed to limit or restrict the right of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature. This Agreement will not in any way limit or restrict the Adviser or any of its directors, officers, employees, or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by the Adviser of its duties and obligations under this Agreement and such activities are not otherwise prohibited by applicable law.

         9.       Affiliated Brokers

         The Adviser or any of its affiliates may act as broker or agent in connection with the purchase or sale of securities or other investments for the Funds, subject to: (i) the requirement that the Adviser seek to obtain best execution and price within the policy guidelines determined by the Board and set out in each Fund's current Prospectus or SAI; (ii) the provisions of the 1940 Act and the Advisers Act; (iii) the provisions of the Exchange Act, including, but not limited to, Section 11(a) thereof; and (iv) other provisions of applicable law. These brokerage services are not within the scope of the duties of the Adviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Board, the Adviser or its affiliates may receive brokerage commissions, fees or other remuneration from the Funds for these services in addition to the Adviser's fees for services under this Agreement.

         10.      Custody

         Nothing in this Agreement will require the Adviser to take or receive physical possession of cash, securities, or other investments of any Fund.

         11.      Term of Agreement; Termination of Agreement; Amendment of
                  Agreement

         (a) Term. This Agreement will become effective on the date hereof (the "Effective Date"), and, unless terminated in accordance with its terms, will continue for an initial two-year term and thereafter so long as such continuance is specifically approved at least annually as required by the 1940 Act.

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         (b)      Termination. This Agreement may be terminated, without
penalty, with respect to any Fund (i) by the Board or by vote of holders of a majority of the outstanding shares of the Fund upon sixty (60) days' written notice to the Adviser, and (ii) by the Adviser upon sixty (60) days' written notice to the Fund. This Agreement also will terminate automatically in the event of its assignment.

         (c) Amendment. This Agreement may be amended by the parties only if the amendment is specifically approved by: (i) a majority of those Directors of the Company who are not parties to this Agreement or "interested persons" of any party cast in person at a meeting called for the purpose of voting on the Agreement's approval; and (ii) if required by applicable law, the vote of a majority of the outstanding shares of the Fund.

         12.      Representations and Covenants of the Company

         The Company represents and covenants to the Adviser as follows:

         (a) The Company is a corporation that is validly existing and in good standing under the laws of the State of Maryland. Each Fund is a duly established, separate series of the Company. The Company is duly authorized to transact business in the State of Maryland and is qualified to do business in all jurisdictions in which it is required to be so qualified, except jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company or any Fund. The Company is registered as an open-end management investment company under the 1940 Act, and its registration with the SEC as an investment company under the 1940 Act is in full force and effect, and each Fund's shares are (or will be prior to commencing operations with respect to any Additional Funds) registered under the Securities Act of 1933, as amended, and under any applicable state securities laws.

         (b) The execution, delivery and performance by the Company, on behalf of the Funds, of this Agreement are within the Company's powers and have been duly authorized by all necessary actions of the Board, and the execution, delivery and performance of this Agreement by the parties to this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Company's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Company or any Fund.

         13.      Representations and Covenants of the Adviser

         The Adviser represents and covenants to the Company as follows:

         (a) It is duly organized and validly existing under the laws of the State of California with the power to own and possess its assets and carry on its business as this business is now being conducted.

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         (b)      The execution, delivery and performance by the Adviser of this
                  Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its board of directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance of this Agreement by the parties to this Agreement, and the execution, delivery and performance of this Agreement by the parties to this Agreement does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Adviser.

         (c) It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement.

         (d) It has met, and will continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement.

         (e) It (i) is registered with the SEC as an investment adviser under the Advisers Act, (ii) is registered or licensed as an investment adviser under the laws of those jurisdictions in which its activities require it to be so registered or licensed, and (iii) will promptly notify the Company of the occurrence of any event that would disqualify it from serving as an investment adviser to an investment company pursuant to
                  Section 9(a) of the 1940 Act.

         (f) It has provided the Company with a copy of its Form ADV and will, promptly after making any amendment to its Form ADV, furnish a copy of such amendment to the Company. The information contained in the Adviser's Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         (g) It will carry out its responsibilities under this Agreement in compliance with (i) federal and state law, including securities law, governing its activities; (ii) each Fund's investment objective, policies, and restrictions, as set out in the Prospectus and SAI, as amended from time to time; (iii) the applicable exemptive orders or no-action letters issued by the SEC or its staff governing the Funds, as such orders or letters may be amended from time to time; (iv) the provisions of the governing documents of the Company, as such documents are amended from time to time; and (v) any policies or directives as the Board may from time to time establish or issue and communicate to the Adviser in writing. The Company, on behalf of the Funds, will promptly notify the Adviser in writing of changes to (ii), (iii), (iv) or (v) above.

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         (h)      It will treat confidentially and as proprietary information of the Funds all records and other information relative to the Funds, and the Funds' prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by each Fund, which approval shall not be unreasonably withheld and may not be withheld where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Funds.

         (i) It is not the subject of any proceeding, investigation or inquiry brought by the SEC, Financial Industry Regulatory Authority ("FINRA") (or any other self-regulatory organization) or any other federal or state regulator with respect to the types of services for which it is being appointed herein or which could have a material impact on its ability to fully perform any of the services to be rendered hereunder.

         14.      Limitation of Liability of Adviser

         Neither the Adviser nor its directors, officers, employees, agents or controlling persons or assigns shall be liable for any error of judgment or mistake of law or for any loss suffered by the Company, any Fund or its shareholders in connection with the matters to which this Agreement relates; provided, however, that no provision of this Agreement shall be deemed to protect the Adviser against any liability to the Company, any Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

         15.      No Liability of other Funds

         This Agreement is made by the Company, on behalf of its Funds, pursuant to authority granted by the Directors, and the obligations created hereby are not binding on any of the Directors or shareholders of the Funds individually, but bind only the property of that Fund and no other Funds of the Company.

         16.      Cooperation with Regulatory Authorities or Other Actions

         The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

         17.      Records

         (a) Maintenance of Records. The Adviser hereby undertakes and agrees to maintain for the Company, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Funds' investments that are required to be maintained by the Funds

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pursuant to the 1940 Act with respect to the Adviser's responsibilities under this Agreement (the "Funds' Books and Records").

         (b) Ownership of Records. The Adviser agrees that the Funds' Books and Records are the Company's property and further agrees to surrender them promptly to the Company upon the request of the Company; provided, however, that the Adviser may retain copies of the Funds' Books and Records at its own cost. The Funds' Books and Records will be made available, within two (2) business days of a written request, to the Funds' accountants or auditors during regular business hours at the Adviser's offices. The Company or its authorized representatives will have the right to copy any records in the Adviser's possession that pertain to any Fund. These books, records, information, or reports will be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, the Funds' Books and Records will be returned to the Company. The Adviser agrees that the policies and procedures it has established for managing the Funds, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state regulations governing the adviser/client relationship and management and operation of the Funds, will be made available for inspection by the Fund or its authorized representatives upon reasonable written request within not more than two (2) business days.

         18.      Use of the "iShares" Name

         The Adviser has consented to the use by the Company of the name or identifying word "iShares" in the name of the Company and each Fund. Such consent is conditioned upon the employment of the Adviser or an affiliate as the investment adviser to the Fund. The name or identifying word "iShares" may be used from time to time in other connections and for other purposes by the Adviser and any of its affiliates. The Adviser may require the Company and the Funds to cease using "iShares" in the name of the Company and the Funds if the Funds cease to employ, for any reason, the Adviser, any successor thereto or any affiliate thereof as investment adviser of the Fund.

         19.      Survival

         All representations and warranties made by the Adviser and the Company, on behalf of the Funds, in this Agreement will survive for the duration of this Agreement and the parties to this Agreement will notify each other in writing immediately upon becoming aware, but in no event later than five (5) days after becoming aware, that any of the foregoing representations and warranties are no longer true.

         20.      Governing Law

         This Agreement will be governed by, construed under and interpreted and enforced in accordance with the laws of the state of New York, without regard to principles of conflicts of laws.

                                       11

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         21.      Severability

         If any provision of this Agreement is held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

         22.      Definitions

         The terms "assignment," "affiliated person," and "interested person," when used in this Agreement, will have the respective meanings specified in
Section 2(a) of the 1940 Act. The term "majority of the outstanding shares" means the lesser of (a) sixty-seven percent (67%) or more of the shares present at a meeting if more than fifty percent (50%) of these shares are present or represented by proxy, or (b) more than fifty percent (50%) of the outstanding shares. The term "including" means "including without limitation."

         23.      Counterparts

         This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of such counterparts together will constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

                                       12

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         IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement as of the date first above written.

                                     iSHARES MSCI RUSSIA CAPPED INDEX
                                     FUND, INC.


                                     By: /s/ Jack Gee
                                         ---------------------------------------
                                         Name:  Jack Gee
                                         Title: Treasurer and Chief Financial
                                         Officer

                                     BLACKROCK FUND ADVISORS


                                     By: /s/ Geoffrey D. Flynn
                                         ---------------------------------------
                                         Name:  Geoffrey D. Flynn
                                         Title: Managing Director


                                     By: /s/ Michael A. Latham
                                         ---------------------------------------
                                         Name:  Michael A. Latham
                                         Title: Managing Director